UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 19, 2018

MODULAR MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49671	87-0620495
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

800 West Valley Parkway, Suite 203 Escondido, California	92025
(Address of principal executive offices)	(Zip Code)

(949) 370-9062

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On November 19, 2018, Modular Medical, Inc., a Nevada corporation (the “Company”), closed on the issuance and sale (the “Offering”) of 1,786,442 shares of its common stock at a purchase price of $2.25 per share, resulting in gross proceeds to the Company of $4,019,478. The 1,786,442 shares were purchased by accredited investors pursuant to a Common Stock Purchase Agreement, dated as of November 19, 2018, by and among the Company and the investors (the “Purchase Agreement”).

A copy of such Purchase Agreement is attached hereto as Exhibit 99.1 and should be read in conjunction with this Current Report on Form 8-K. The shares sold in the Offering were issued without registration under the Securities Act of 1933, as amended, in reliance upon exemptions provided under Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1. Common Stock Purchase Agreement, dated as of November 19, 2018, by and among the Company and the investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Modular Medical, Inc.

Date: November 20, 2018	/s/ Paul M. DiPerna
Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director